Master Government Securities Trust
File Number: 811-21300
CIK Number: 1186241
For the Period Ending: 09/30/2006

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the six month period ended September 30, 2006.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

04/05/2006	$46,000	Merrill Lynch Government	4.71%	04/12/2006
04/12/2006	46,500	Merrill Lynch Government	4.72	04/19/2006
04/19/2006	44,500	Merrill Lynch Government	4.69	04/26/2006
04/26/2006	43,800	Merrill Lynch Government	4.72	05/03/2006
05/03/2006	44,500	Merrill Lynch Government	4.75	05/10/2006
05/10/2006	46,000	Merrill Lynch Government	4.85	05/17/2006
05/17/2006	44,000	Merrill Lynch Government	4.88	05/24/2006
05/24/2006	43,500	Merrill Lynch Government	4.92	05/31/2006
05/31/2006	44,000	Merrill Lynch Government	4.97	06/07/2006
06/07/2006	44,500	Merrill Lynch Government	4.94	06/14/2006
06/14/2006	45,000	Merrill Lynch Government	4.96	06/21/2006
06/21/2006	44,000	Merrill Lynch Government	4.87	06/28/2006
06/28/2006	42,500	Merrill Lynch Government	4.95	06/29/2006
06/29/2006	43,000	Merrill Lynch Government	5.04	06/30/2006
06/30/2006	43,000	Merrill Lynch Government	4.50	07/03/2006
07/03/2006	43,000	Merrill Lynch Government	5.10	07/05/2006
07/05/2006	43,000	Merrill Lynch Government	5.19	07/12/2006
07/07/2006	2,500	Merrill Lynch Government	5.18	07/10/2006
07/10/2006	3,000	Merrill Lynch Government	5.17	07/11/2006
07/11/2006	3,000	Merrill Lynch Government	5.16	07/12/2006
07/12/2006	45,500	Merrill Lynch Government	5.17	07/19/2006
07/19/2006	46,000	Merrill Lynch Government	5.15	07/26/2006
07/26/2006	46,300	Merrill Lynch Government	5.17	08/02/2006
08/02/2006	46,400	Merrill Lynch Government	5.21	08/09/2006
08/09/2006	45,700	Merrill Lynch Government	5.18	08/16/2006
08/16/2006	47,000	Merrill Lynch Government	5.21	08/23/2006
08/23/2006	46,000	Merrill Lynch Government	5.21	08/30/2006
08/30/2006	47,000	Merrill Lynch Government	5.21	09/06/2006
09/06/2006	47,300	Merrill Lynch Government	5.21	09/13/2006
09/13/2006	46,500	Merrill Lynch Government	5.21	09/20/2006
09/20/2006	46,500	Merrill Lynch Government	5.20	09/27/2006
09/27/2006	46,300	Merrill Lynch Government	5.27	09/28/2006
09/29/2006	47,100	Merrill Lynch Government	5.20	10/04/2006